UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                           June 2, 2011

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (“Hallmark”) was held on June 2, 2011.  Of the 20,124,169 shares of common stock of Hallmark entitled to vote at the meeting, 16,876,005 shares were present at the Annual Meeting in person or by proxy.

At the Annual Meeting, the following individuals were elected to serve as directors of Hallmark and received the number of votes set forth opposite their respective names:

Director	Votes For	Votes Against Or Withheld	Abstentions and Broker Non-Votes
Mark E. Schwarz	15,844,274	857,063	174,660
Scott T. Berlin	16,477,782	223,555	174,660
James H. Graves	16,414,831	259,506	174,660
Jim W. Henderson	16,662,304	39,033	174,660

The Board of Directors submitted to the shareholders for a non-binding, advisory vote the following Say-On-Pay Resolution:

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2011 Proxy Statement, including the compensation tables and narrative discussion.”

At the Annual Meeting, 12,173,686 shares were voted in favor of the Say-On-Pay Resolution; 4,469,190 shares were voted opposed to the Say-On-Pay Resolution; and 233,129 shares were abstained from voting on the Say-On-Pay Resolution.

The Board of Directors also submitted to the shareholders for a non-binding, advisory vote the following Say-On-Frequency Proposal:

“PROPOSED, that the frequency with which the Company shall submit to its shareholders for an advisory vote a resolution approving the compensation of its named executive officers shall be either (select one):  (i) every year; (ii) every two years; or (iii) every three years.”

With respect to the Say-On-Frequency Proposal, 10,620,348 shares were voted in favor of “Every Year”; 5,128 shares were voted in favor of “Every Two Years”; and 5,983,535 shares were voted in favor of “Every Three Years”.

No other matter was voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: June 7, 2011	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer